Exhibit 10.2

               ADDENDUM TO SOFTWARE LICENSE AGREEMENT

This is an addendum to Software License Agreement ("the Agreement") between M-Cube Corporation/Asia Glove, Inc., Japanese corporations (" Licensor") and Global Assets & Services, Inc., ("Licensee") to market, copy and distribute the software program related documentation ("Software") defined in the Exhibit A in the Agreement.

Under Item 2 of the Agreement (License Fees), "the list of direct expense" must be finalized before issuance of the shares of common stock.

The following is the list of direct expenses:

All expense items listed here below are to be incurred in connection with the direct marketing, distribution and service activities for the Software.

1.       Travel and lodging
2.       Promotion/advertisement
3.       Consulting on marketing /service strategies
4. Service activities (i.e. to bring qualified personnel of Licensor to solve user concerns).

Such expense items will be included in the Report and Payment defined in the Section no. 3(a) under Terms and Conditions of the Agreement.
Upon request from Licensor, the details of such expenses can be audited and reviewed by Licensor.

The content of the list of the direct expense will be reviewed and changed after one (1) year from the Execution Date of the Agreement. Such changes will include certain limit as to amount of the direct expenses for the purpose of calculating License Fees. Licensor and Licensee agree to limit the direct expense amount for the aforementioned purpose. Since the first year operation may not reflect the long-term pattern of the direct expense in relation to the revenue, Licensor and Licensee agrees to revisit the content of the direct expense later.



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Approved By:

Licensor:

M-Cube  Corporation                   Asia Glove, Inc.
--------------------                  ----------------


/s/Mitsunobu Amazaki May 16, 2002    /s/Koki Nagashima       May 16, 2002
-------------------  ------------    -------------------     ------------
Mitsunobu Amazaki    Date             Koki Nagashima         Date



Licensee:


Global Assets and  Services, Inc.


/s/Thomas L McCrimmon        May 16, 2002
---------------------        ------------
Thomas L. McCrimmon          Date